$250,000,000
TEEKAY CORPORATION

9.250% Senior Secured Notes due 2022

PURCHASE AGREEMENT
May 2, 2019
May 2, 2019
J. P. Morgan Securities LLC

c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Ladies and Gentlemen:
Teekay Corporation, a Marshall Islands corporation (the “Company”), proposes to issue and sell to the several purchasers named in Schedule I hereto (the “Initial Purchasers”), for whom you are acting as representative (the “Representative”), $250,000,000 principal amount of its 9.250% Senior Secured Notes due 2022 (the “Notes”) to be issued pursuant to the provisions of an Indenture dated as of the Closing Date (as defined below) (the “Indenture”) between the Company, the Guarantors (as defined below) and Wilmington Trust, N.A., as Trustee (the “Trustee”).
The payment of principal of, premium, if any, and interest on the Notes will be fully and unconditionally guaranteed on a senior secured basis, jointly and severally by (i) the entities listed on the signature pages hereof as “Guarantors” and (ii) any subsidiary of the Company formed or acquired after the Closing Date that executes an additional guarantee in accordance with the terms of the Indenture, and their respective successors and assigns (collectively, the “Guarantors”), pursuant to their guarantees (the “Guarantees”). The Notes and the Guarantees attached thereto are herein collectively referred to as the “Securities”.
The Securities will initially be secured on a first priority basis, subject to Collateral Permitted Liens (as defined in the Indenture), by liens on (a) the floating, production, storage and offloading vessels Petrojarl Banff and Sevan Hummingbird and certain assets related thereto (the “FPSO Collateral”) and (b) (i) all shares of common stock of Teekay Finance Limited (“Teekay Finance”), which owns all of the Company’s common units of Teekay LNG Partners L.P. and all of the Company’s Class A common shares of Teekay Tankers Ltd. and (ii) all of the equity interests in Banff L.L.C., Hummingbird Spirt L.L.C., Petrojarl 4DA and Teekay Petrojarl Floating Production UK Ltd. (the “Share Collateral” and, together with the FPSO Collateral, the “Collateral”) as more particularly described in the Time of Sale Memorandum and the Final Memorandum and documented by (i) with respect to the FPSO Collateral, vessel mortgages, assignments of earnings, assignments of insurances and other customary security documentation and (ii) with respect to the Share Collateral, a share charge, in each case dated as of the Closing Date (collectively, with any other filings, amendments, joinders, supplements and agreements required to create or perfect the security interests in the Collateral, the “Security Documents”) in favor of Wilmington Trust, N.A., as collateral agent (in such capacity, the “Collateral Agent”), for its benefit and the benefit of the Trustee and the holders of the Securities and the successors and assigns of the foregoing.
This Purchase Agreement (this “Agreement”), the Securities, the Indenture and the Security Documents are referred to herein as the “Transaction Documents.”
On April 24, 2019, the Company commenced an offer (the “Tender Offer”) to purchase for cash any and all of the Company’s outstanding 8.5% Senior Notes due 2020 (the “Outstanding Notes”) pursuant to an Offer to Purchase, dated April 24, 2019 (the “Offer to Purchase”), and entered into a dealer manager agreement with J.P. Morgan Securities LLC as Dealer Manager in connection with the Tender Offer. The Company intends to use a portion of the net proceeds from the offering of the Securities to pay the consideration, and related costs and expenses, for any Outstanding Notes to be purchased pursuant to the Tender Offer.
Concurrently with the Tender Offer, the Company is soliciting consents from holders of the Outstanding Notes to amend certain provisions of the indenture governing the Outstanding Notes to remove substantially all of the restrictive covenants and certain events of default with respect to the Outstanding Notes, including the covenant restricting the Company from granting liens on its assets for issuances of other debt securities unless it grants a pari passu lien on such assets in favor of the Outstanding Notes (the “Proposed Amendments”). To become effective, the Proposed Amendments require that the Company accept for payment validly tendered and not validly withdrawn Outstanding Notes representing at least a majority of the aggregate principal amount of the Outstanding Notes (the “Requisite Consents”).
The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Time of Sale Memorandum (as defined herein) and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the “Subsequent Purchasers”) on the terms set forth in the Time of Sale Memorandum (the first time when sales of the Securities are made is referred to as the “Time of Sale”). “Holder” or “Holders” means the Initial Purchasers (as initial holders of the Securities) and the Subsequent Purchasers in whose name the Securities are registered.
The Securities will be offered without being registered under the Securities Act of 1933, as amended (the “Securities Act”), to persons reasonably believed to be qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act (“Rule 144A”) and in offshore transactions in reliance on Regulation S under the Securities Act (“Regulation S”).
In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated April 24, 2019 (the “Original Preliminary Memorandum”) and an amended and restated preliminary offering memorandum, dated May 1, 2019 (the “Amended and Restated Preliminary Memorandum” and, each, a “Preliminary Memorandum”) and will prepare a final offering memorandum (the “Final Memorandum”) including or incorporating by reference a description of the terms of the Securities, the terms of the offering and a description of the Company. For purposes of this Agreement, “Additional Written Offering Communication” means any written communication (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Securities other than any Preliminary Memorandum or the Final Memorandum; and “Time of Sale Memorandum” means the Amended and Restated Preliminary Memorandum together with each Additional Written Offering Communication or other information, if any, each identified in Schedule II hereto under the caption Time of Sale Memorandum. As used herein, the terms Preliminary Memorandum, Time of Sale Memorandum and Final Memorandum shall include the documents, if any, incorporated by reference therein on the date hereof. The terms “supplement”, “amendment” and “amend” as used herein with respect to any Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum or any Additional Written Offering Communication shall include all documents subsequently filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.
1.Representations and Warranties. Each of the Company and the Guarantors, jointly and separately, represents and warrants to, and agrees with, you that:
(a)    Preliminary Memorandum, Time of Sale Memorandum, Final Memorandum and Additional Written Offering Communication. (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in any Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Time of Sale Memorandum does not, and at the time of each sale of the Securities in connection with the offering when the Final Memorandum is not yet available to prospective purchasers and at the Closing Date (as defined in Section 3), the Time of Sale Memorandum, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) any Additional Written Offering Communication and Permitted General Solicitation (as defined below) prepared, used or referred to by the Company, when considered together with the Time of Sale Memorandum, at the time of its use did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iv) the Original Preliminary Memorandum as of its date did not contain, the Amended and Restated Preliminary Memorandum does not contain and the Final Memorandum, in the form used by the Initial Purchasers to confirm sales and on the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in any Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum, Permitted General Solicitation or Additional Written Offering Communication based upon information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use therein.
(b)    Additional Written Offering Communications. Except for the Additional Written Offering Communications, if any, identified in Schedule II hereto, including electronic road shows, if any, furnished to you before first use, the Company and the Guarantors have not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any Additional Written Offering Communication.
(c)    Formation and Qualification. Each of the Company and the Operating Subsidiaries (as defined below) (the “Teekay Entities”) has been duly formed, domesticated or incorporated and is validly existing as a limited partnership, limited liability company or corporation, as the case may be, in good standing under the laws of its respective jurisdiction of formation, domestication or incorporation, and is duly registered or qualified to do business and is in good standing as a foreign limited liability company, limited partnership or corporation, as the case may be, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such registration or qualification, except where the failure so to register or qualify would not reasonably be expected to have a Material Adverse Effect. “Material Adverse Effect,” as used throughout this Agreement, means a material adverse effect on the condition (financial or otherwise), results of operations, business, properties, assets or prospects of the Teekay Entities, taken as a whole, except as set forth in or contemplated in the Final Memorandum (exclusive of any supplement thereto). Each of the Teekay Entities has all limited liability company, limited partnership or corporate, as the case may be, power and authority necessary to own or lease its properties currently owned or leased or to be owned or leased at the Closing Date and to conduct its business in all material respects as described in the Time of Sale Memorandum and the Final Memorandum.
(d)    The Notes. The Notes have been duly authorized by the Company and, when executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”), and will be entitled to the benefits of the Indenture.
(e)    The Guarantees. Each of the Guarantees has been duly authorized by the applicable Guarantor and, when the Notes have been issued and delivered pursuant to this Agreement, will constitute valid and legally binding obligations of the applicable Guarantor enforceable against such Guarantor in accordance with its terms, subject to the Enforceability Exceptions, and will be entitled to the benefits provided by the Indenture.
(f)    The Indenture. The Indenture has been duly authorized by the Company and each Guarantor and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and the Guarantors enforceable against the Company and the Guarantors in accordance with its terms, subject to the Enforceability Exceptions.
(g)    The Security Documents. Each of the Security Documents haven been duly authorized by the Company and each of the Guarantors, to the extent a party thereto, and on the Closing Date, each of the Security Documents will be duly executed and delivered by the Company and each of the Guarantors, to the extent a party thereto, and, when duly executed and delivered in accordance with their respective terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Guarantors, to the extent a party thereto, enforceable against the Company and each of the Guarantors, to the extent a party thereto, in accordance with their respective terms, subject to the Enforceability Exceptions.
(h)    The Security Documents, Financing Statements; Collateral and Purchase Agreement.
(i)    The Company and each of the Guarantors have full right, power and authority to execute and deliver each of the Security Documents, in each case, to the extent a party thereto, including granting the liens and security interests to be granted by it pursuant to the Security Documents and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Security Documents to which they are a party and the consummation of the transactions contemplated thereby has been duly and validly taken;
(ii)    Upon execution and delivery, the Security Documents will be effective to grant a legal, valid and enforceable security interest in all of the grantors’ right, title and interest in the Collateral;
(iii)     Upon the taking of the actions specified on Schedule IV hereto with respect to the Collateral, the security interests granted thereby will constitute valid, perfected first-priority liens and security interests in the Collateral, and such security interests will be enforceable in accordance with the terms contained therein against all creditors of any grantor and subject only to liens expressly permitted to be incurred or exist on the Collateral under the Indenture (“Collateral Permitted Liens”);
(iv)    The Company and its subsidiaries collectively own, have rights in or have the power and authority to collaterally assign rights in the Collateral, free and clear of any liens other than the Collateral Permitted Liens; and
(v)    The Purchase Agreement, dated April 29, 2019, by and among the Company, Teekay Holdings Limited, a Bermuda company (“Teekay Holdings”), Teekay Finance, Teekay Shipping Limited, a Bermuda company (“Teekay Shipping”), Brookfield TK TOLP L.P. and Brookfield TK TOGP L.P. (the “TOO Purchase Agreement”) has been duly authorized, executed and delivered by the Company, Teekay Holdings, Teekay Finance and Teekay Shipping and is a valid and legally binding agreement, enforceable against the parties thereto in accordance with its terms.
(i)    Execution and Delivery of this Agreement. This Agreement has been duly authorized, validly executed and delivered by the Company and each Guarantor.
(j)    Ownership of Teekay Holdings. The Company directly owns 100% of the equity interests in Teekay Holdings; such equity interests have been duly authorized and validly issued in accordance with the organizational documents of Teekay Holdings and are fully paid and nonassessable; and the Company owns such equity interests free and clear of all pledges, liens, encumbrances, security interests, charges, equities or other claims (collectively, “Liens”).
(k)    Ownership of General Partners. Teekay Holdings directly owns a (i) 100% membership interest in Teekay GP L.L.C., a limited liability company organized under the laws of the Marshall Islands (“TGP GP”), and (ii) 49% membership interest in Teekay Offshore GP L.L.C., a limited liability company organized under the laws of the Marshall Islands (“TOO GP”); such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of TGP GP (the “TGP GP LLC Agreement”) and the limited liability company agreement of TOO GP (the “TOO GP LLC Agreement”), respectively, and are fully paid (to the extent required under the TGP GP LLC Agreement and TOO GP LLC Agreement, respectively) and nonassessable (except as such nonassessability may be affected by Sections 20, 31, 40 and 49 of the Marshall Islands Limited Liability Company Act of 1996 and except as may be provided in the TGP GP LLC Agreement or the TOO GP LLC Agreement); and Teekay Holdings owns such membership interests free and clear of all Liens.
(l)    Ownership of GP Interests in the Partnerships. TGP GP is the sole general partner of Teekay LNG Partners L.P., a limited partnership organized under the laws of the Marshall Islands (“TGP”), with a 2.0% general partner interest in TGP (excluding any preferred units in such calculation); such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of TGP, as amended or restated on or prior to the date hereof (the “TGP LPA”); and TGP GP owns such general partner interest free and clear of all Liens (except restrictions on transferability contained in the TGP LPA or under applicable securities laws). As of the date hereof, TOO GP is the sole general partner of Teekay Offshore Partners L.P., a limited partnership organized under the laws of the Marshall Islands (“TOO”), with a 0.76% general partner interest in TOO (excluding any preferred units in such calculation); as of the date hereof, such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of TOO, as amended or restated on or prior to the date hereof (the “TOO LPA”); and, as of the date hereof, TOO GP owns such general partner interest free and clear of all Liens (except restrictions on transferability contained in the TOO LPA or under applicable securities laws).
(m)    Ownership of Sponsor Interests in TGP, TOO and Teekay Tankers.
(i)    The Company indirectly owns 25,208,274 common units representing limited partner interests in TGP (the “TGP Sponsor Units”) and TGP GP owns 100% of the Incentive Distribution Rights (as defined in the TGP LPA) of TGP, in each case free and clear of all Liens, except (i) restrictions on transferability contained in the TGP LPA or under applicable securities laws and (ii) pursuant to the Margin Loan Agreement dated as of December 21, 2012 by and among Teekay Finance, the lenders party thereto, Citibank, N.A., as administrative agent, and the Company, as amended (the “Margin Loan Agreement”).
(ii)    As of the date hereof, the Company indirectly owns 56,587,484 common units representing limited partner interests in TOO (the “TOO Sponsor Units”) and TOO GP owns 100% of the Incentive Distribution Rights (as defined in the TOO LPA) of TOO, in each case free and clear of all Liens, except (i) restrictions on transferability contained in the TOO LPA, the TOO GP LLC Agreement or under applicable securities laws and (ii) pursuant to the Margin Loan Agreement.
(iii)    The Company indirectly owns 37,007,981 shares of Class B Common Stock, $0.01 par value, of Teekay Tankers Ltd., a corporation incorporated under the laws of the Marshall Islands (“Tankers”), and 40,290,460 shares of Class A Common Stock of Tankers. All such shares of Class A Common Stock and Class B Common Stock (collectively, the “Tankers Sponsor Shares”) have been duly authorized and are validly issued, fully paid and nonassessable; and, as applicable, the Company indirectly owns all such Tankers Sponsor Shares free and clear of all Liens, except (i) restrictions on transferability under applicable securities laws and (ii) pursuant to the Margin Loan Agreement.
(n)    Ownership of Operating Companies.
(i)    TGP owns a 100% membership interest in Teekay LNG Operating L.L.C., a Marshall Islands limited liability company (“TGP Operating Company”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of TGP Operating Company, as amended or restated on or prior to the date hereof (the “TGP Operating Company LLC Agreement”), and is fully paid (to the extent required under the TGP Operating Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 20, 31, 40 and 49 of the Marshall Islands Limited Liability Company Act of 1996 and except as may be provided in the TGP Operating Company LLC Agreement); and TGP owns such membership interest free and clear of all Liens, except for Liens pursuant to credit agreements and related security agreements disclosed or referred to in the Time of Sale Memorandum and the Final Memorandum.
(o)    Ownership of Operating Subsidiaries.
(i)    TGP Operating Company owns, directly or indirectly, the equity interests in each of the entities set forth in Schedule III-A (the “TGP Operating Subsidiaries”) as described on Schedule III-A; such equity interests owned by TGP Operating Company are duly authorized and validly issued in accordance with the respective organizational documents of each TGP Operating Subsidiary, as amended or restated on or prior to the date hereof (the “TGP Operating Subsidiaries’ Organizational Documents”), and are fully paid (to the extent required under the TGP Operating Subsidiaries’ Organizational Documents) and, with respect to interests that are not general partner interests, nonassessable (except as such nonassessability may be affected by the applicable statutes of the jurisdiction of formation of the applicable TGP Operating Subsidiary and except as may be provided in the TGP Operating Subsidiaries’ Organizational Documents); and TGP Operating Company owns such equity interests free and clear of all Liens, except for Liens pursuant to credit agreements and related security agreements disclosed or referred to in the Time of Sale Memorandum and the Final Memorandum.
(ii)    Tankers owns, directly or indirectly, 100% of the equity interests in each of the entities set forth in Schedule III-B (the “Tankers Operating Subsidiaries”) as described on Schedule III-B; such equity interests are duly authorized and validly issued in accordance with the respective organizational documents of each Tankers Operating Subsidiary, as amended or restated on or prior to the date hereof (the “Tankers Operating Subsidiaries’ Organizational Documents”), and are fully paid (to the extent required under the Tankers Operating Subsidiaries’ Organizational Documents) and, with respect to interests that are not general partner interests, nonassessable (except as such nonassessability may be affected by the applicable statutes of the jurisdiction of formation of the applicable Tankers Operating Subsidiary and except as may be provided in the Tankers Operating Subsidiaries’ Organizational Documents); and Tankers owns such equity interests free and clear of all Liens, except for Liens pursuant to credit agreements and related security agreements disclosed or referred to in the Time of Sale Memorandum and the Final Memorandum.
(iii)    The Company owns, directly or indirectly, the equity interests in each of the entities set forth in Schedule III-C (the “Company Operating Subsidiaries”) as described on Schedule III-C; such equity interests are duly authorized and validly issued in accordance with the respective organizational documents of each Company Operating Subsidiary, amended or restated on or prior to the date hereof (the “Company Operating Subsidiaries’ Organizational Documents”), and are fully paid (to the extent required under the Company Operating Subsidiaries’ Organizational Documents) and, with respect to interests that are not general partner interests, nonassessable (except as such nonassessability may be affected by the applicable statutes of the jurisdiction of formation of the applicable Company Operating Subsidiary and except as may be provided in the Company Operating Subsidiaries’ Organizational Documents); and the Company owns such equity interests free and clear of all Liens, other than Liens pursuant to credit agreements and related security agreements disclosed or referred to in the Time of Sale Memorandum and the Final Memorandum.
(p)    No Other Subsidiaries. Other than (A) its interests in (i) Teekay Holdings, (ii) Teekay Finance (iii) TGP GP, (iv) TOO GP (as of the date hereof), (v) TGP, (vi) TOO (as of the date hereof), (vii) Tankers, (viii) TGP Operating Company, (ix) the TGP Operating Subsidiaries, (x) the Tankers Operating Subsidiaries and (xi) the Company Operating Subsidiaries ((i) through (xi), collectively, the “Operating Subsidiaries”), and (B) its indirect interests (as of the date hereof) in certain direct or indirect subsidiaries of TOO, the Company does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity except as described in the Time of Sale Memorandum and the Final Memorandum and except for entities that do not, directly or indirectly, own any vessels or conduct any operations.
(q)    No Preemptive Rights or Options. Except as described in the Time of Sale Memorandum, the Final Memorandum, the TGP LPA and the TOO LPA, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity interests of the Teekay Entities, except in relation to the Teekay Entities that are not wholly owned, and except as provided in Section 78 of the Marshall Islands Business Corporations Act. Except as described in the Time of Sale Memorandum, the Final Memorandum, the TGP LPA, the TOO GP LLC Agreement and the TOO LPA, and except in relation to the Operating Subsidiaries that are not wholly owned, there are no outstanding options or warrants to purchase any common stock or other interests in the Company or, to the Company’s or any Guarantor’s knowledge, any equity interests in any Operating Subsidiary.
(r)    Capitalization. The issued and outstanding equity interests of the Company consist of the number of shares of common stock specified in the Time of Sale Memorandum and the Final Memorandum, as adjusted for any equity awards granted under or exercised pursuant to the Company’s 2013 Equity Incentive Plan (as it may be amended). All of such common stock has been duly authorized and is fully paid and nonassessable.
(s)    Authority. The Company and each of the Guarantors has all requisite limited liability company, limited partner or corporate power, as the case may be, and authority to execute and deliver the Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder; and all limited liability company, limited partner or corporate action, as the case may be, required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.
(t)    Description of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Time of Sale Memorandum and the Final Memorandum. The Collateral conforms in all material respects to the description thereof contained in each of the Time of Sale Memorandum and the Final Memorandum.
(u)    No Conflicts. Following effectiveness of the Proposed Amendments, none of the offering, issuance and sale by the Company of the Securities, the provision of the Guarantees by the Guarantors, the execution, delivery and performance of the Transaction Documents by the Company and the Guarantors, the grant and perfection of liens and security interests in the Collateral pursuant to the Security Documents and compliance by the Company and each of the Guarantors with the terms thereof, the consummation of the transactions contemplated thereby, the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in the Time of Sale Memorandum and the Final Memorandum or the execution, delivery and performance of the TOO Purchase Agreement by the Company, Teekay Holdings, Teekay Finance and Teekay Shipping, (i) conflicts or will conflict with or constitutes or will constitute a violation of any organizational document of any Teekay Entity, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any indenture, contract, mortgage, deed of trust, note agreement, loan agreement, lease or other agreement, or instrument to which any of the Teekay Entities is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law, rule, regulation, or judgment, order or decree applicable to any of the Teekay Entities of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the Teekay Entities or any of their properties, or (iv) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Teekay Entities (other than Liens referred to or described in the Time of Sale Memorandum and the Final Memorandum), which conflicts, breaches, violations, defaults or Liens, in the case of clauses (ii), (iii) or (iv), could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or could materially impair the ability of any of the Teekay Entities to perform their obligations under the Transaction Documents.
(v)    No Consents. Except for (i) such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities or “Blue Sky” laws in connection with the purchase and distribution of the Securities by the Initial Purchasers, and under applicable stock exchange requirements, and (ii) such consents that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or could not reasonably be expected to materially impair the ability of the Company or any Guarantor to perform its obligations under the Transaction Documents, no permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over any of the Teekay Entities or any of their respective properties is required in connection with the offering, issuance and sale by the Company of the Securities, the provision of the Guarantees by the Guarantors, the execution, delivery and performance by the Company and the Guarantors of the Transaction Documents, the grant and perfection of liens and security interests in the Collateral pursuant to the Security Documents and compliance by the Company and each of the Guarantors with the terms thereof, or the consummation of the transactions contemplated by the Transaction Documents.
(w)    No Default. None of the Teekay Entities is (i) in violation of its organizational documents, (ii) in breach of or in default under (and no event that, with notice or lapse of time or both, would constitute such a default has occurred or is continuing under) any term, covenant, obligation, agreement or condition contained in any indenture, mortgage, deed of trust, note agreement, loan agreement, lease or other agreement, obligation, condition, covenant or instrument to which it is a party or by which it is or may be bound or to which any of its properties or assets is subject or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree applicable to any of the Teekay Entities of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the Teekay Entities or any of their properties, which breach, default or violation, in the case of clause (ii) or (iii), would, if continued, reasonably be expected to have a Material Adverse Effect, or could reasonably be expected to materially impair the ability of any of the Teekay Entities to perform their obligations under the Transaction Documents. To the knowledge of the Company and the Guarantors, no third party to any indenture, contract, mortgage, deed of trust, note agreement, loan agreement, lease or other agreement, obligation, condition, covenant or instrument to which any of the Teekay Entities is a party or by which any of them are bound or to which any of their properties are subject, is in default under any such agreement, which breach, default or violation would, if continued, reasonably be expected to have a Material Adverse Effect.
(x)    No Material Adverse Change. Since the date of the latest financial statements included in the Time of Sale Memorandum and the Final Memorandum, (i) no Teekay Entity has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, (ii) there has not been any material change in the capitalization or material increase in the short-term debt or long-term debt of the Teekay Entities or any material adverse change, or any development involving or which could reasonably be expected to involve, individually or in the aggregate, a prospective material adverse change in or affecting the general affairs, condition (financial or otherwise), results of operations, business, management, properties, assets or prospects of the Teekay Entities, taken as a whole, and (iii) none of the Teekay Entities has incurred any liability or obligation, direct, indirect or contingent, or entered into any transactions, whether or not in the ordinary course of business, that, individually or in the aggregate, is material to the Teekay Entities, taken as a whole, or otherwise than as set forth or contemplated in the Time of Sale Memorandum and the Final Memorandum.
(y)    Financial Statements. The consolidated historical financial statements (including the related notes and supporting schedules) included or incorporated by reference into the Time of Sale Memorandum and the Final Memorandum (i) present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein, at the respective dates or for the respective periods indicated, (ii) comply as to form in all material respects with the applicable accounting requirements of the Securities Act and (iii) have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data included or incorporated by reference into the Time of Sale Memorandum and the Final Memorandum is accurately presented in all material respects and prepared on a basis consistent with the audited historical consolidated financial statements from which it has been derived.
(z)    Independent Registered Public Accounting Firm. KPMG LLP, who have certified the financial statements of the Company and delivered their report with respect to such audited consolidated financial statements included in the Time of Sale Memorandum and the Final Memorandum, are the independent registered public accounting firm with respect to such entities within the meaning of the Securities Act and the applicable published rules and regulations thereunder and the rules and regulations of the Public Company Accounting Oversight Board.
(aa)    Transfer Taxes. Assuming that none of the Initial Purchasers or Holders are citizens of or resident or conducting business, operations or transactions in the Marshall Islands, there are no transfer taxes or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement, the issuance by the Company or sale by the Company of the Securities, the provision of the Guarantees by the Guarantors, or the consummation of the transactions contemplated by this Agreement.
(bb)    Title to Properties. The Operating Subsidiaries have good and marketable title to all real property and good title to all personal property described in the Time of Sale Memorandum and the Final Memorandum as owned by the Operating Subsidiaries. The Operating Subsidiaries own, lease or charter, as indicated, each of the vessels set forth on Annex A (the “Vessels”), in each case free and clear of all Liens except (i) as described, and subject to the limitations contained, in the Time of Sale Memorandum and the Final Memorandum or (ii) as do not materially affect the value of such property, taken as a whole, and do not materially interfere with the use of such properties, taken as a whole, as they have been used in the past and are proposed to be used in the future, as described in the Time of Sale Memorandum and the Final Memorandum (the Liens described in clauses (i) and (ii) above being “Permitted Liens”); provided that with respect to any interest in real property, vessels and buildings held under lease by any of the Operating Subsidiaries, such real property, vessels and buildings are held under valid and subsisting and enforceable leases (except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)), with such exceptions as do not materially interfere with the use of the properties of the Teekay Entities, taken as a whole as they have been used in the past as described in the Time of Sale Memorandum and the Final Memorandum and are proposed to be used in the future as described in the Time of Sale Memorandum and the Final Memorandum.
(cc)    Vessel Registration. Each vessel identified in Annex A is duly registered under the laws of the jurisdiction set forth on Annex A in the name of the applicable Operating Subsidiary, free and clear of all Liens except for Permitted Liens.
(dd)    Permits. Each of the Teekay Entities has such permits, consents (as defined above), licenses, franchises, concessions, certificates and authorizations (“permits”) of, and has made all declarations and filings with, all Federal, provincial, state, local or foreign governmental or regulatory authorities, all self-regulatory organizations and all courts and other tribunals, as are necessary to own or lease its properties and to conduct its business in the manner described in the Time of Sale Memorandum and the Final Memorandum, subject to such qualifications as may be set forth in the Time of Sale Memorandum and the Final Memorandum and except for such permits, declarations and filings that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; except as set forth in the Time of Sale Memorandum and the Final Memorandum, each of the Teekay Entities has fulfilled and performed all its material obligations with respect to such permits which are or will be due to have been fulfilled and performed by such date and no event has occurred that would prevent the permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and none of such permits contains any restriction that is materially burdensome to the Teekay Entities, taken as a whole.
(ee)    Insurance. Except as set forth in the Time of Sale Memorandum and the Final Memorandum, the Teekay Entities are insured by insurers of recognized financial responsibility covering against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance insuring the Teekay Entities or their respective businesses, assets, employees, officers and directors are in full force and effect; the Teekay Entities are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by any of the Teekay Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; none of the Teekay Entities has been refused any insurance coverage sought or applied for; and the Company believes that each of the Teekay Entities will be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.
(ff)    Litigation. There is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Company and the Guarantors, threatened, to which any of the Teekay Entities is or could reasonably be expected to be made a party or to which the business or property of any of the Teekay Entities is or could reasonably be expected to be made subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or, to the knowledge of the Company and the Guarantors, that has been proposed by any governmental agency, and (iii) no injunction, restraining order or order of any nature issued by a Federal or state court or foreign court of competent jurisdiction to which any of the Teekay Entities is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, (A) could reasonably be expected to (1) individually or in the aggregate have a Material Adverse Effect, except as set forth in the Time of Sale Memorandum and the Final Memorandum, or (2) prevent or result in the suspension of the offering and issuance of the Securities, or (B) questions the validity of the Transaction Documents.
(gg)    Summaries. The statements in the Time of Sale Memorandum and the Final Memorandum under the headings “Material United States federal income tax considerations” and “Non-United States tax considerations,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries, in all material respects, of such legal matters, agreements, documents or proceedings.
(hh)    Certain Relationships and Related Transactions. No relationship, direct or indirect, exists between or among any Teekay Entity, on the one hand, and the directors, officers, members, partners, stockholders, customers or suppliers of any Teekay Entity on the other hand that would be required to be described in a registration statement on Form F-3 to be filed with the Commission that is not so described in the Time of Sale Memorandum and the Final Memorandum. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any Teekay Entity to or for the benefit of any of the officers, directors or managers of any Teekay Entity or their respective family members, except as disclosed in the Time of Sale Memorandum and the Final Memorandum. No Teekay Entity has, in violation of the Sarbanes-Oxley Act of 2002, directly or indirectly, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of any Teekay Entity.
(ii)    Sarbanes-Oxley Act of 2002. The Teekay Entities are in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission and the New York Stock Exchange (“NYSE”) that are effective and applicable to the Company.
(jj)    Internal Controls. Each of the Teekay Entities maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Teekay Entities’ “internal controls over financial reporting” (as such term is defined in Rule 13a-15(f) and Rule 15d-15(f) under the Exchange Act) are effective and none of the Teekay Entities is aware of any material weakness in their internal controls over financial reporting.
(kk)    Disclosure Controls. The Teekay Entities maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) and Rule 15d-15(e) under the Exchange Act); such disclosure controls and procedures are effective.
(ll)    No Labor Dispute. No labor problem or dispute with the employees of the Teekay Entities exists or is threatened or imminent, and neither the Company nor any Guarantor is aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, contractors or customers, that, in each case, could reasonably be expected to have a Material Adverse Effect.
(mm)    Tax Returns. Each of the Teekay Entities has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file could not reasonably be expected to have a Material Adverse Effect or as set forth in the Time of Sale Memorandum and the Final Memorandum) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as could not reasonably be expected to have a Material Adverse Effect.
(nn)    Environmental Compliance. Except as described in the Time of Sale Memorandum and the Final Memorandum, each Teekay Entity (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or Hazardous Materials (as defined below) (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business, (iii) has not received notice of any actual or potential liability under any environmental law, and (iv) is not a party to or affected by any pending or, to the knowledge of the Company and the Guarantors, threatened action, suit or proceeding, is not bound by any judgment, decree or order, and has not entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials, except where such noncompliance, deviation, violation, release or cleanup from that described in (i) - (iv) above could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Teekay Entities has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”). The term “Hazardous Materials” means (A) any “hazardous substance” as defined in CERCLA, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.
(oo)    Effect of Environmental Laws. In the ordinary course of its business, each Teekay Entity periodically reviews the effect of Environmental Laws on its business, operations and properties, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, each Teekay Entity has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect.
(pp)    Intellectual Property. Each of the Teekay Entities owns or possesses rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, technology, know-how and other intellectual property necessary for the conduct of their respective businesses, except where the failure to possess such rights could not reasonably be expected to have a Material Adverse Effect, and the Company believes that the conduct by the Teekay Entities of their respective businesses will not conflict with, and the Teekay Entities have not received any notice of any claim of conflict with, any such rights of others.
(qq)    Investment Company. None of the Teekay Entities is now, and after the sale of the Securities to be sold by the Company hereunder and application of the net proceeds from such sale as described in the Time of Sale Memorandum and the Final Memorandum under the caption “Use of Proceeds” and after giving effect to the offering will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (the “1940 Act”).
(rr)    Passive Foreign Investment Company. To the knowledge of the Company and the Guarantors, none of the Teekay Entities is a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the Internal Revenue Code of 1986, as amended (the “Code”).
(ss)    Foreign Corrupt Practices Act. No Teekay Entity, nor any director, officer, or employee, nor, to the knowledge of the Company and the Guarantors, any affiliate, agent or representative of the Teekay Entities, has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended (such act, including the rules and regulations thereunder, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Teekay Entities have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein. Neither the Company nor its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.
(tt)    Sanctions Laws and Regulations. Neither the sale of the Securities by the Company hereunder nor the use of the proceeds thereof will cause any U.S. person participating in the offering, either as initial purchaser and/or purchasers of the Securities, to violate the Trading With the Enemy Act, as amended, the International Emergency Economic Powers Act, as amended, or any foreign asset control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (all such laws and regulations collectively referred to as the “Sanctions Laws and Regulations”) or any enabling legislation or executive order relating thereto.
(uu)    Sanctions Authorities. None of the Teekay Entities is, and, to the knowledge of the Company and the Guarantors, no director, officer, agent, employee or affiliate of any of the Teekay Entities is, currently the subject of, or in possession of written notice from a governmental authority asserting that it may become the subject of, any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority; and the Teekay Entities will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (“Person”), for the purpose of financing the activities of or with any Person, or in any country or territory that, at the time of such funding or facilitation, is the subject of any sanctions administered or enforced by such authorities, in each case in a manner that violates any Sanctions Laws and Regulations.
(vv)    Money Laundering Laws. The operations of the Teekay Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Teekay Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Company and the Guarantors, threatened.
(ww)    Brokers. Except as described in the Time of Sale Memorandum and the Final Memorandum, there are no contracts, agreements or understandings between any Teekay Entity and any person that would give rise to a valid claim against any Teekay Entity or the Initial Purchasers for a brokerage commission, finder’s fee or other like payment in connection with any of the transactions contemplated by this Agreement.
(xx)    Market Stabilization. None of the Teekay Entities has taken, and none will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
(yy)    No Restrictions on Subsidiaries. Except (i) as provided in the credit and loan agreements described in the Time of Sale Memorandum and the Final Memorandum and by Section 51 of the Marshall Islands Limited Partnership Act, Section 40 of the Marshall Islands Limited Liability Company Act of 1996 and Sections 43 and 44 of the Marshall Islands Business Corporations Act, (ii) as otherwise mandated by the laws of the Operating Subsidiaries’ jurisdiction of formation or (iii) as provided in the organizational documents of non-wholly owned Operating Subsidiaries (or any shareholder agreements between the shareholders of such Operating Subsidiaries) no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.
(zz)    Cybersecurity; Data Protection. The Teekay Entities’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Teekay Entities as currently conducted, and to the Company’s and the Guarantors’ knowledge are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Teekay Entities have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Teekay Entities are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification. The Teekay Entities have taken all necessary actions to prepare to comply with the European Union General Data Protection Regulation.
([[)    Statistical and Market Data. The statistical and market-related data included in the Time of Sale Memorandum and the Final Memorandum are based on or derived from sources which the Company believes to be reliable and accurate in all material respects.
(aaa)    XBRL Information. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Time of Sale Memorandum and the Final Memorandum fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(bbb)    Rule 144A Eligibility. On the Closing Date the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; each Preliminary Memorandum and the Final Memorandum, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.
(ccc)    No General Solicitation or Directed Selling. None of the Company, any of the Guarantors or any of their affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D (“General Solicitation”) other than by means of any such solicitation (i) listed on Annex D hereto or (ii) in accordance with Section 6(p) hereof (each such solicitation referred to in clause (i) and (ii), a “Permitted General Solicitation”) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act. With respect to those Securities sold in reliance upon Regulation S, (i) none of the Company, any of the Guarantors or any of their affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom no representation is made) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Company, the Guarantors and their affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom no representation is made) has complied and will comply with the offering restrictions set forth in Regulation S.
(ddd)    Securities Laws Exemptions. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 2 and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement, the Time of Sale Memorandum and the Final Memorandum, to register the Securities under the Securities Act or the qualify the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
(eee)    Immunity. Neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the Marshall Islands. The irrevocable and unconditional waiver and agreement of the Company contained in Section 15 not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under the laws of the Marshall Islands.
(fff)    Certificates. Any certificate signed by an officer of any Teekay Entity and delivered to the Initial Purchasers or to counsel for the Initial Purchasers in connection with the closing of the transaction contemplated by this Agreement shall be deemed a representation and warranty by such Teekay Entity, as to matters covered thereby, to each Initial Purchaser.
2.    Agreements to Sell and Purchase. (a) The Company hereby agrees to sell to the several Initial Purchasers, and each Initial Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Notes set forth in Schedule I hereto opposite its name at a purchase price of 98.50% of the principal amount thereof (the “Purchase Price”).
(b)    The Company understands that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Time of Sale Information. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)    it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a “QIB”) and an accredited investor within the meaning of Rule 501(a) of Regulation D under the Securities Act (“Regulation D”);
(ii)    it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D other than by means of a Permitted General Solicitation or any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act;
(iii)    it has not sold, and will not sell, the Securities as part of the initial offering except to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”) and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A; and
(iv)    it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering outside the United States except in accordance with the restrictions set forth in Annex C hereto.
(c)    Each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the “no registration” opinions to be delivered to the Initial Purchasers pursuant to Sections 5(d) and 5(h), counsel for the Company and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements set forth in paragraph (b) above (including Annex C hereto), and each Initial Purchaser hereby consents to such reliance.

(d)    The Company and the Guarantors acknowledge and agree that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser.

(e)    The Company and the Guarantors acknowledge and agree that each Initial Purchaser is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Guarantors or any other person. Additionally, neither the Representative nor any other Initial Purchaser is advising the Company, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representative nor any other Initial Purchaser shall have any responsibility or liability to the Company or the Guarantors with respect thereto. Any review by the Representative or any Initial Purchaser of the Company, the Guarantors, and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representative or such Initial Purchaser, as the case may be, and shall not be on behalf of the Company, the Guarantors or any other person.

(f)     For the avoidance of doubt, Nordea Bank Abp’s ability to engage in U.S. securities dealings is limited under the U.S. Bank Holding Company Act and it may not underwrite, offer or sell Securities that are offered or sold in the United States. Nordea Bank Abp will underwrite, offer and sell the Securities that are part of its allotment solely outside the United States.

(g)     Terms of Offering. You have advised the Company that the Initial Purchasers will make an offering of the Securities purchased by the Initial Purchasers hereunder as soon as practicable after this Agreement is entered into as in your judgment is advisable.

3.    Payment and Delivery. Payment for the Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Securities for the respective accounts of the several Initial Purchasers at 10:00 a.m., New York City time, on May 13, 2019, or at such other time on the same or such other date as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”
The Notes shall be in definitive form or global form, as specified by you, and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The Securities shall be delivered to you on the Closing Date for the respective accounts of the several Initial Purchasers, with any transfer taxes payable in connection with the transfer of the Securities to the Initial Purchasers duly paid, against payment of the Purchase Price therefor plus accrued interest, if any, to the date of payment and delivery.
4.    Certain Agreements of the Initial Purchasers. Each Initial Purchaser hereby represents and agrees that it has not and will not use, authorize use of, refer to, distribute or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) each Preliminary Memorandum and the Final Memorandum, (ii) any written communication that contains either (a) no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) or (b) “issuer information” that was included (including through incorporation by reference) in the Time of Sale Memorandum or the Final Memorandum, (iii) any Additional Written Offering Communication, (iv) any written communication prepared by such Initial Purchaser and approved by the Company and the Representative in advance in writing or (v) any written communication relating to or that contains the terms of the Securities and/or other information that was included (including through incorporation by reference) in the Time of Sale Memorandum or the Final Memorandum.
5.    Conditions to the Initial Purchasers’ Obligations. The several obligations of the Initial Purchasers to purchase and pay for the Securities on the Closing Date are subject to the accuracy of the representations and warranties on the part of the Company and the Guarantors contained herein as of the date hereof and the Closing Date, to the accuracy of the statements of the Company and of each Guarantor made in any certificates delivered pursuant to the provisions hereof, to the performance by the Company and the Guarantors of its obligations hereunder and to the following conditions:
(a)    Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:
(i)    there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and
(ii)    there shall not have been a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Time of Sale Memorandum (exclusive of any supplement thereto) or the Final Memorandum (exclusive of any supplement thereto).
(b)    The Initial Purchasers shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company and each Guarantor, to the effect set forth in Section 5(a) and to the effect that the representations and warranties of the Company and the Guarantors contained in this Agreement are true and correct as of the Closing Date and that the Company and each Guarantor has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.
The officers signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.
(c)    The Initial Purchasers shall have received on the Closing Date an opinion of Perkins Coie LLP, counsel for the Company, dated the Closing Date, to the effect set forth in Exhibits A-1 and A-2. Such opinion shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.
(d)    The Initial Purchasers shall have received on the Closing Date an opinion of Kirkland & Ellis LLP, special counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit A-3. Such opinion shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.
(e)    The Initial Purchasers shall have received on the Closing Date an opinion of Watson Farley & Williams LLP, special Marshall Islands counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit B. Such opinion shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.
(f)    The Initial Purchasers shall have received on the Closing Date an opinion of Watson Farley & Williams LLP, special counsel for the Company on matters related to the Collateral, dated the Closing Date, to the effect set forth in Exhibit C. Such opinion shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.
(g)    The Initial Purchasers shall have received on the Closing Date:
(i)    An opinion of Alexanders, Bermuda counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers.
(ii)    An opinion of Conyers Dill & Pearman Limited, Bermuda counsel for the Company on matters related to the Collateral, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers.
(iii)    An opinion of Houthoff, Netherlands counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers.
(iv)    An opinion of PwC Legal, Luxembourg counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers.
(v)    An opinion of Uria Menendez, Spanish counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers.
(vi)    An opinion of Watson Farley & Williams LLP, English counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers.
(vii)    An opinion of Wikborg Rein Advokatfirma AS, Norway counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers.
(viii)    An opinion of Cains Advocates Limited, Isle of Man counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers.
(ix)    An opinion of Higgs & Johnson, Bahamas counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers.
(h)    The Initial Purchasers shall have received on the Closing Date an opinion of Baker Botts L.L.P., counsel for the Initial Purchasers, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers.
(i)    The Initial Purchasers shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers, from KPMG LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Time of Sale Memorandum and the Final Memorandum; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.
(j)    Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Time of Sale Memorandum (exclusive of any supplement thereto) and the Final Memorandum (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (i) of this Section 5 or (i) any change, or any development involving a prospective change, in or affecting the general affairs, management, condition (financial or otherwise), stockholders’ equity, partners’ equity, members’ equity, results of operations, business, properties, assets or prospects of the Teekay Entities taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in Time of Sale Memorandum and the Final Memorandum (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Time of Sale Memorandum (exclusive of any supplement thereto) and the Final Memorandum (exclusive of any supplement thereto).
(k)    (i) The Company shall have received a report from Ipreo LLC, the information agent for the Tender Offer, indicating the receipt by the Company of the Requisite Consents of the holders of the Outstanding Notes (ii) and the Proposed Amendments shall have become effective.
(l)    The Indenture shall have been duly executed and delivered by a duly authorized officer of the Company, each of the Guarantors, the Trustee and the Collateral Agent, and the Securities shall have been duly executed and delivered by a duly authorized officer of the Company and duly authenticated by the Trustee.
(m)    The Initial Purchasers shall have received conformed counterparts of the Security Documents that shall have been executed and delivered by duly authorized officers of each party thereto, in form and substance reasonably satisfactory to the Representative.
(n)    Except as otherwise contemplated by the Security Documents, each document required by the Security Documents or under law or reasonably requested by the Representative, in each case, to be filed, registered or recorded, or delivered for filing on or prior to the Closing Date in order to create in favor of the Trustee, for the benefit of the Holders, a perfected first-priority lien and security interest in the Collateral, prior and superior to the right of any other person (other than Permitted Liens), shall be executed and in proper form for filing, registration or recordation.
(o)    The Initial Purchasers shall have received satisfactory evidence that the Company and the Guarantors maintain insurance with respect to the Collateral as required under the Security Documents.
(p)    The Trustee or the Collateral Agent shall have received a stock (or other equity interest) certificate and blank, undated stock (or other equity interest) power for any Share Collateral that is certificated.
(q)    On or prior to the Closing Date, the Company and the Guarantors shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.
6.    Covenants of the Company and the Guarantors. The Company and the Guarantors covenant with each Initial Purchaser as follows:
(a)    To furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(d) or (e), as many copies of the Time of Sale Memorandum, the Final Memorandum, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request.
(b)    Before amending or supplementing any Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.
(c)    To furnish to you a copy of each proposed Additional Written Offering Communication or Permitted General Solicitation to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed Additional Written Offering Communication or Permitted General Solicitation to which you reasonably object.
(d)    If the Time of Sale Memorandum is being used to solicit offers to buy the Securities at a time when the Final Memorandum is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Memorandum in order to make the statements therein, in the light of the circumstances, not misleading, or if, in the opinion of counsel for the Initial Purchasers, it is necessary to amend or supplement the Time of Sale Memorandum to comply with applicable law, forthwith to prepare and furnish, subject to compliance with paragraph (b) above, at its own expense, to the Initial Purchasers and to any dealer upon request, either amendments or supplements to the Time of Sale Memorandum so that the statements in the Time of Sale Memorandum as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Memorandum, as amended or supplemented, will comply with applicable law.
(e)    If, during such period after the date hereof and prior to the date on which all of the Securities shall have been sold by the Initial Purchasers or, if later, the Closing Date, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Initial Purchasers, it is necessary to amend or supplement the Final Memorandum to comply with applicable law, forthwith to prepare and furnish, subject to compliance with paragraph (b) above, at its own expense, to the Initial Purchasers, either amendments or supplements to the Final Memorandum so that the statements in the Final Memorandum as so amended or supplemented will not, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, be misleading or so that the Final Memorandum, as amended or supplemented, will comply with applicable law.
(f)    To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.
(g)    Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company and each of the Guarantors jointly and severally agree to pay or cause to be paid all expenses incident to the performance of their respective obligations hereunder, including: (i) the fees, disbursements and expenses of the Company’s and the Guarantors’ counsel and accountants in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the preparation of the Preliminary Memorandums, the Time of Sale Memorandum, the Final Memorandum, any Additional Written Offering Communication and any Permitted General Solicitation prepared by or on behalf of, used by, or referred to by the Company and the Guarantors and any amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the delivering of copies thereof to the Initial Purchasers, in the quantities herein above specified, (i) all costs and expenses related to the transfer and delivery of the Securities to the Initial Purchasers, including any transfer or other taxes payable thereon, (i) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (i) any fees charged by rating agencies for the rating of the Securities, (i) the fees and expenses, if any, incurred in connection with the admission of the Securities for trading any appropriate market system, (i) the costs and charges of the Trustee, the Collateral Agent and any paying agent, transfer agent, registrar or depositary, (i) the cost of the preparation, issuance and delivery of the Securities, (i) the costs and expenses of the Company and the Guarantors relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and the Guarantors and any such consultants, and the cost of any aircraft chartered in connection with the road show, (i) the document production charges and expenses associated with printing this Agreement, (x) the fees and expenses incurred with respect to creating, documenting and perfecting the security interests in the Collateral as contemplated by the Security Documents and with respect to related revisions to any Preliminary Memorandum, the Time of Sale Memorandum, any Additional Written Offering Communication, any Permitted General Solicitation and the Final Memorandum (including any amendment or supplement thereto) (including the related reasonable and documented fees and expenses of counsel to the Initial Purchasers for all periods prior to and after the Closing Date) and (xi) all other cost and expenses incident to the performance of the obligations of the Company and the Guarantors hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 7, and the last paragraph of Section 9, the Initial Purchasers will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.
(h)    Neither the Company, any Guarantor nor any Affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.
(i)    While any of the Securities remain “restricted securities” within the meaning of the Securities Act, to make available, upon request, to any seller of such Securities the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.
(j)    During the period of one year after the Closing Date, neither the Company nor any Guarantor will be an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.
(k)    During the period of six months after the Closing Date, neither the Company nor any Guarantor will, nor will it permit any person that is its affiliate (as defined in Rule 144 under the Securities Act) at such time (or has been its affiliate within the three months preceding such time) to, resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them.
(l)    Not to take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.
(m)    The Company and each of the Guarantors jointly and severally shall pay, and shall indemnify and hold the Initial Purchasers harmless against, any stamp, issue, registration, documentary, sales, transfer or other similar taxes or duties imposed under the laws of the Marshall Islands or any political sub-division or taxing authority thereof or therein that is payable in connection with (i) the execution, delivery, consummation or enforcement of this Agreement, (ii) the creation, allotment and issuance of the Securities or (iii) the sale and delivery of the Securities to the Initial Purchasers or purchasers procured by the Initial Purchasers.
(n)    The Company and each Guarantor (i) shall complete on or prior to the Closing Date (or such later date as permitted by the Security Documents) all filings and other similar actions required in connection with the perfection of security interests in the Collateral as and to the extent contemplated by the Indenture and the Security Documents and (ii) shall take all actions necessary to maintain such security interests and to perfect security interests in any Collateral acquired after the Closing Date, in each case as and to the extent contemplated by the Indenture and the Security Documents.
(o)    On the Closing Date, except as otherwise contemplated by the Security Documents, each document required by the Security Documents, or under law or reasonably requested by the Representative, in each case, to be filed, registered or recorded, or delivered for filing on or prior to the Closing Date in order to create in favor of the Trustee, for the benefit of the Holders, a perfected first-priority lien and security interest in the Collateral, prior and superior to the right of any other person (other than Permitted Liens), shall be executed and in proper form for filing, registration or recordation.
(p)    None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) without the prior written consent of the Representative solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D other than a Permitted General Solicitation listed on Annex D hereto, or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.
The Company and the Guarantors also agree that, during a period of 60 days from the date of this Agreement, neither the Company nor any Guarantor will, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of, or publicly disclose the intention to do any of the foregoing with respect to, any debt securities issued or guaranteed by the Company or any Guarantor and having a tenor of more than one year. The foregoing sentence shall not apply to (a) the sale of the Securities hereunder to the Initial Purchasers or (b) the purchase of the Outstanding Notes pursuant to the Tender Offer.
7.    Indemnity and Contribution. (a) The Company and each of the Guarantors jointly and severally agree to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees, agents and affiliates of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Securities Act or the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of or based on any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Memorandum, the Time of Sale Memorandum, any Additional Written Offering Communication prepared by or on behalf of, used by, or referred to by the Company or any Guarantor, any General Solicitation (including any Permitted General Solicitation) made by the Company or any Guarantor, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), the Final Memorandum or any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are arising out of or based on information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use therein.
(a)    Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantors, each of their respective directors and officers and each person, if any, who controls the Company or any of the Guarantors within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Guarantors to such Initial Purchaser, but only with reference to information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use in any Preliminary Memorandum, the Time of Sale Memorandum, any Additional Written Offering Communication set forth in Schedule II hereto, road show, any Permitted General Solicitation, the Final Memorandum or any amendment or supplement thereto. The Initial Purchasers confirm and the Company and the Guarantors acknowledge that the statements set forth in the ninth paragraph related to overallotments, stabilizing transactions and syndicate covering transactions under the heading “Plan of Distribution” in each Preliminary Memorandum and the Final Memorandum constitute the only information concerning the Initial Purchasers furnished in writing to the Company through the Representative by or on behalf of the Initial Purchasers specifically for inclusion in any Preliminary Memorandum, the Time of Sale Memorandum, any Additional Written Offering Communication set forth in Schedule II hereto, road show, any Permitted General Solicitation, the Final Memorandum or any amendment or supplement thereto.
(b)    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded based upon the reasonable advice of counsel that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representative, in the case of parties indemnified pursuant to Section 7(a), and by the Company and the Guarantors, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
(c)    To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other hand from the offering of the Securities or (i) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company and the Guarantors on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the Guarantors and the total discounts and commissions received by the Initial Purchasers bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantors on the one hand and of the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantors or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Initial Purchasers’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.
(d)    The Company, the Guarantors and the Initial Purchasers agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 7(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities resold by it in the initial placement of such Securities were offered to investors exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
(e)    The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company and the Guarantors contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (i) any investigation made by or on behalf of any Initial Purchaser, the directors, officers, employees, agents and affiliates of any Initial Purchaser and any person who controls any Initial Purchaser within the meaning of either the Securities Act or the Exchange Act or by or on behalf of the Company, the Guarantors, their respective officers or directors or any person controlling the Company or any Guarantor and (i) acceptance of and payment for any of the Securities.
8.    Termination. The Representative may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade or other relevant exchanges, (i) trading of any securities of the Company shall have been suspended on any exchange or in any over‑the‑counter market, (i) a material disruption in securities settlement, payment or clearance services in the United States or other relevant jurisdiction shall have occurred, (i) any moratorium on commercial banking activities shall have been declared by Federal or New York State or relevant foreign country authorities or (i) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Memorandum or the Final Memorandum.
9.    Effectiveness; Defaulting Initial Purchasers. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
If, on the Closing Date, any one or more of the Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one‑tenth of the aggregate principal amount of Securities to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non‑defaulting Initial Purchasers, or in such other proportions as you may specify, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Initial Purchaser has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one‑ninth of such principal amount of Securities without the written consent of such Initial Purchaser. If, on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one‑tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non‑defaulting Initial Purchaser or of the Company or the Guarantors. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Time of Sale Memorandum, the Final Memorandum or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.
If this Agreement shall be terminated by the Initial Purchasers, or any of them, because of any failure or refusal on the part of the Company or any Guarantor to comply with the terms or to fulfill any of the conditions of this Agreement, because of any termination pursuant to Section 8 hereof or if for any reason the Company or any Guarantor shall be unable to perform its obligations under this Agreement, the Company and the Guarantors jointly and severally will reimburse the Initial Purchasers or such Initial Purchasers as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Initial Purchasers in connection with this Agreement or the offering contemplated hereunder.
10.    Entire Agreement. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement among the Company, the Guarantors and the Initial Purchasers with respect to the preparation of each Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum, the conduct of the offering, and the purchase and sale of the Securities.
11.    Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
12.    Applicable Law. This Agreement and any claim, controversy or dispute arising under or related hereto shall be governed by and construed in accordance with the internal laws of the State of New York.
13.    Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
14.    Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Initial Purchasers shall be delivered, mailed or sent to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179; and if to the Company shall be delivered, mailed or sent to Teekay Corporation, 4th Floor, Belvedere Building, 69 Pitts Bay Road, Hamilton, HM 08, Bermuda, Attn. Corporate Secretary (fax no. 441-292-3931) with a copy to Perkins Coie LLP, 1120 N.W. Couch Street, 10th Floor, Portland, Oregon 97209-4128, Attn: David Matheson (fax no. 503-346-2008).
15.    Judicial Proceedings.
(a)    The Company and the Guarantors irrevocably (i) agree that any legal suit, action or proceeding against the Company or any Guarantor arising out of or based upon this Agreement, the transactions contemplated hereby or alleged violations of the securities laws of the United States or any state in the United States may be instituted in any New York court, (ii) waive, to the fullest extent they may effectively do so, any objection which they may now or hereafter have to the laying of venue of any such proceeding in any New York court and (iii) submit to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company and the Guarantors have appointed Puglisi & Associates, as their authorized agent (the “Authorized Agent”), upon whom process may be served in any such action arising out of or based on this Agreement, the transactions contemplated hereby or any alleged violation of the securities laws of the United States or any state in the United States which may be instituted in any New York court, expressly consent to the jurisdiction of any such court in respect of any such action, and waive any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company and the Guarantors represent and warrant that the Authorized Agent has agreed to act as such agent for service of process and agree to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company and the Guarantors shall be deemed, in every respect, effective service of process upon the Company and the Guarantors.
(b)    If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Initial Purchasers could purchase United States dollars with such other currency in the City of New York on the business day proceeding that on which final judgment is given. The obligations of the Company and the Guarantors in respect of any sum due from them to the Initial Purchasers shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by the Initial Purchasers of any sum adjudged to be so due in such other currency, on which (and only to the extent that) the Initial Purchasers may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to the Initial Purchasers hereunder, the Company and the Guarantors agree, as a separate obligation and notwithstanding any such judgment, that the party responsible for such judgment shall indemnify the Initial Purchasers against such loss. If the United States dollars so purchased are greater than the sum originally due to the Initial Purchasers hereunder, the Initial Purchasers agree to pay to the Company and the Guarantors an amount equal to the excess of the dollars so purchased over the sum originally due to the Initial Purchasers hereunder.
(c)    To the extent that the Company or any Guarantor has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company and the Guarantors irrevocably waive, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.
16.    Waiver of Jury Trial.  Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.
17.    Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.
18.    Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, the Guarantors or their respective officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser, the Company, the Guarantors or any of the officers, directors, employees, agents, affiliates or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 6(g), 6(m), 7 and 9 hereof shall survive the termination or cancellation of this Agreement.
19.    Recognition of the U.S. Special Resolution Regimes.
(a)    In the event that any Initial Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)    In the event that any Initial Purchaser that is a Covered Entity or a BHC Act Affiliate of such Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
For purposes of this Section 19:
“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
“Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
20.    Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”) may, without further notice, assign all of its rights, titles, obligations and interests under this Agreement to BofA Securities, Inc. or any other wholly-owned broker-dealer subsidiary of Bank of America Corporation to which all or substantially all of the investment banking capital markets or related businesses of MLPF&S may be transferred.

(a)

Very truly yours, Teekay Corporation
By:
Name:
Title:

Teekay Holdings Limited,
as Guarantor

By:
    Name:
    Title:
Banff L.L.C.,
as Guarantor

By:
    Name:
    Title:
Hummingbird Spirit L.L.C.,
as Guarantor

By:
    Name:
    Title:
Teekay Petrojarl Floating Production UK Ltd.,
as Guarantor

By:
    Name:
    Title:

Petrojarl 4DA,
as Guarantor

By:
    Name:
    Title:

Accepted as of the date hereof J.P. Morgan Securities LLC Acting severally on behalf of itself and the several Initial Purchasers named in Schedule I hereto. By: J.P. Morgan Securities LLC
By:
Name:
Title:

SCHEDULE I

Initial Purchaser	Principal Amount of Notes to be Purchased
J.P. Morgan Securities LLC	$105,000,000
DNB Markets, Inc.	$31,250,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$28,750,000
Citigroup Global Markets Inc.	$28,750,000
Morgan Stanley & Co. LLC	$28,750,000
Credit Agricole Securities (USA) Inc.	$20,000,000
Nordea Bank Abp	$7,500,000
Total:	$250,000,000

SCHEDULE II
Permitted Communications
Time of Sale Memorandum
1.    Amended and Restated Preliminary Offering Memorandum dated May 1, 2019
2.    Pricing Term Sheet attached hereto as Annex B
Permitted Additional Written Offering Communications
Each electronic “road show” as defined in Rule 433(h) furnished to the Initial Purchasers prior to use that the Initial Purchasers and Company have agreed may be used in connection with the offering of the Securities, including the Company’s road shows posted on net roadshow on April 4, 2019 and April 24, 2019
Pricing Term Sheet attached hereto as Annex B

SCHEDULE IV
Perfection Procedures

1.	Delivery by Teekay Holdings of executed control agreements with respect to the equity interests of each of Banff L.L.C. and Hummingbird Spirit L.L.C.

2.
Registering with the Registrar of Companies in Bermuda of the pledge and security agreement in respect of the membership interests of Banff L.L.C. and the pledge and security agreement in respect of the membership interests of Hummingbird Spirit L.L.C. each granted by Teekay Holdings Limited

3.	Undated blank stock transfer form signed by TPO A.S. to be provided as a deliverable under the equity pledge of Teekay Petrojarl Floating Production UK Ltd.

4.
Original share certificate in relation to the shares of Teekay Petrojarl Floating Production UK Ltd held by TPO A.S. to be provided as a deliverable under the equity pledge of Teekay Petrojarl Floating Production UK Ltd.

5.	Registering of the pledge and security agreement with Companies House in the United Kingdom in relation to the security provided thereunder by Teekay Petrojarl Floating Production UK Ltd.

6.	Registering of the bank account deposit pledge agreement with Companies House in the United Kingdom in relation to the security provided thereunder by Teekay Petrojarl Floating Production UK Ltd.

7.	A notice of pledge addressed to DNB Bank ASA and signed by Teekay Petrojarl Floating Production UK Ltd. in respect of the account pledge.

8.	An acknowledgment of pledge signed by DNB Bank ASA in respect of the account pledge by Teekay Petrojarl Floating Production UK Ltd.

9.	A notice of pledge addressed to DNB Bank ASA and signed by Hummingbird Spirit L.L.C. in respect of the account pledge.

10.	An acknowledgment of pledge signed by DNB Bank ASA in respect of the account pledge by Hummingbird Spirit L.L.C.

11.	Registering of the account charge with Companies House in the United Kingdom in relation to the security provided thereunder by Teekay Hummingbird Production Limited.

12.	A notice of charge addressed to DNB Bank ASA, London Branch and signed by Teekay Hummingbird Production Limited in respect of the account charge.

13.	An acknowledgment of pledge signed by DNB Bank ASA, London Branch in respect of the account charge by Teekay Hummingbird Production Limited.

14.	Registering with the Registrar of Companies in Bermuda of the share charge granted by Teekay Holdings Limited over the shares of Teekay Finance Limited.

15.	Registering of the Isle of Man statutory ship mortgage with respect to the Petrojarl Banff FPSO unit with the Isle of Man Ship Registry.

16.	Registering of the vessel mortgage with respect to the Petrojarl Banff FPSO unit with Companies House in the United Kingdom.

17.	Registering of the deed of covenants with respect to the Petrojarl Banff FPSO unit with Companies House in the United Kingdom.

18.	Recording of the vessel mortgage with respect to the Sevan Hummingbird FPSO unit with the Bahamas Maritime Authority with the Registrar of Ships.

19.
The filing of UCC-1 Financing Statements each naming Teekay Petrojarl Floating Production UK Ltd., Banff L.L.C., Hummingbird Spirit L.L.C., Hummingbird Holdings L.L.C. or Teekay Holdings Limited as debtor and Wilmington Trust, National Association as secured party covering all assets of such entities in the office of the Recorder of Deeds of the District of Columbia.

20.	Delivering notices of assignments of insurance to the insurance provider of each of Teekay Petrojarl Floating Production UK Ltd., Hummingbird Spirit L.L.C. and Banff L.L.C.

21.	Delivering notices of assignments of earnings to the charter (or similar contract) counterparty of each of Teekay Petrojarl Floating Production UK Ltd., Hummingbird Spirit L.L.C. and Banff L.L.C.

22.	Appropriate procedures under Norwegian law with respect to the perfection of the pledge of the equity interests of Petrojarl 4DA.

ANNEX B
Pricing Term Sheet, dated May 2, 2019
to Amended and Restated Preliminary Offering Memorandum, dated May 1, 2019
Strictly confidential

Teekay Corporation
The information in this pricing term sheet supplements Teekay Corporation’s amended and restated preliminary offering memorandum, dated May 1, 2019 (the “Preliminary Offering Memorandum”), and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. All information (including financial information) presented in the Preliminary Offering Memorandum is deemed to have changed to the extent affected by the changes described herein. In all other respects, this term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum, including all documents incorporated by reference therein. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Offering Memorandum. All references to dollar amounts are references to U.S. dollars.
The notes have not been, and will not be, registered under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction. The notes may not be offered or sold in the United States or to U.S. persons (as defined in Regulation S) except in transactions exempt from, or not subject to, the registration requirements of the Securities Act. Accordingly, the notes are being offered only to (1) persons reasonably believed to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (2) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

Issuer:	Teekay Corporation, a Marshall Islands corporation
Ticker/exchange for issuer’s

common stock:	“TK”/The New York Stock Exchange

Notes:	9.250% Senior Secured Notes due 2022

Principal amount:	$250,000,000.

Denominations:	$2,000 and multiples of $1,000 in excess thereof.

Maturity:	November 15, 2022.

Coupon:	9.250%.

Issue price:	100% of face amount, plus accrued interest, if any, from May 13, 2019.

Yield to maturity:	9.250%.

Spread to benchmark treasury:	+694 basis points.

Benchmark treasury:	UST 1.625% due November 15, 2022

Interest payment dates:	May 15 and November 15, commencing November 15, 2019.

Interest record dates:	May 1 and November 1 of each year, immediately preceding any May 15 or November 15 interest payment date, as the case may be.

Optional redemption:
On or after November 15, 2020, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, on the notes redeemed during the periods indicated below:

Year:	Price:
On or after November 15, 2020, but prior to November 15, 2021	104.625%
On or after November 15, 2021, but prior to August 15, 2022	102.313%
On or after August 15, 2022	100.000%

Equity clawback:	Up to 35% at 109.25%, plus accrued and unpaid interest, prior to November 15, 2020

Make-whole redemption:	Make-whole redemption based on T+50 prior to November 15, 2020

Asset sale offer:
Under specific circumstances, the Issuer may be required to offer to use all or a portion of the net proceeds of sales of its FPSO units, sales of its Class B Common Stock of Teekay Tankers Ltd. or sales of any equity interests of Teekay Finance Limited consummated prior to November 15, 2020 to purchase notes at a price equal to 103% (or, in certain cases, 100%) of the principal amount thereof, plus accrued and unpaid interest and additional amounts, if any, to the repurchase date.

Under specific circumstances, the Issuer may be required to offer to use all or a portion of the net proceeds of certain asset sales (other than a sale of an FPSO unit, shares of Class B Common Stock of Teekay Tankers Ltd. or any equity interests of Teekay Finance Limited prior to November 15, 2020) to purchase notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and additional amounts, if any, to the repurchase date.

Trade date:	May 2, 2019

Settlement date:
T+7. May 13, 2019. It is expected that delivery of the notes will be made against payment therefor on or about May 13, 2019, which is the seventh business day following the date hereof (such settlement cycle being referred to as “T+7”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on any date prior to the second business day before delivery will be required, by virtue of the fact that the notes initially will settle in T+7, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their own advisors.

Joint book-running managers:	J.P. Morgan Securities LLC
DNB Markets, Inc.
Merrill Lynch, Pierce, Fenner & Smith

Incorporated
Citigroup Global Markets Inc.
Morgan Stanley & Co. LLC
Credit Agricole Securities (USA) Inc.

Co-manager:	Nordea Bank Abp

Ratings	B2 / B+

CUSIP number:	Rule 144A: 87900YAF0
Regulation S: Y8564WAD5

ISIN:	Rule 144A: US87900YAF07
Regulation S: USY8564WAD57

Use of proceeds:
Issuer expects to receive net proceeds from the issuance of the notes in this offering of approximately $240.4 million, after deducting the initial purchasers’ discounts and commissions and estimated offering expenses. Issuer intends to use the net proceeds from this offering to partially fund the Tender Offer and any fees and expenses thereof. Issuer also intends to fund the Tender Offer with the $100 million of proceeds from the Teekay Offshore Sale and with up to $160 million of existing cash and the remainder, if any, with additional borrowings under the Margin Loan Agreement. To the extent the net proceeds of this offering exceed the amount needed, in addition to other sources of capital described above, to fund the Tender Offer, the Issuer may use the remaining net proceeds from this offering for general corporate purposes, which may include the repayment of indebtedness.
______________________________

This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of these notes or the offering. Please refer to the Preliminary Offering Memorandum for a complete description.
This communication is being distributed in the United States solely to persons reasonably believed to be Qualified Institutional Buyers, as defined in Rule 144A under the Securities Act of 1933, as amended, and outside the United States solely to Non-U.S. persons as defined under Regulation S.
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
The current business of Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”) is being reorganized into two affiliated broker-dealers (i.e., MLPF&S and BofA Securities, Inc.) in which BofA Securities, Inc. will be the new legal entity for the institutional services that are now provided by MLPF&S. This transfer is expected to occur on or around May 13, 2019 (the “Transfer Date”). MLPF&S, an initial purchaser of the notes, will be assigning its rights and obligations as an initial purchaser to BofA Securities, Inc. in the event that the settlement date for the notes occurs on or after the Transfer Date.
Nordea Bank Abp’s ability to engage in U.S. securities dealings is limited under the U.S. Bank Holding Company Act and it may not underwrite, offer or sell securities that are offered or sold in the United States. Nordea Bank Abp will only underwrite, offer and sell the securities that are part of its allotment solely outside the United States.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

ANNEX C
Restrictions on Offers and Sales Outside the United States
In connection with offers and sales of Securities outside the United States:
(a)    Each Initial Purchaser acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.
(b)    Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:
(i)    Such Initial Purchaser has offered and sold the Securities, and will offer and sell the Securities, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S under the Securities Act (“Regulation S”) or Rule 144A or any other available exemption from registration under the Securities Act.
(ii)    None of such Initial Purchasers or any of their respective affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.
    (iii)    At or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, such Initial Purchaser will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:
The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S.
(iv)    Such Initial Purchaser has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.
Terms used in paragraph (a) and this paragraph (b) and not otherwise defined in this Agreement have the meanings given to them by Regulation S.
(c)    Each Initial Purchaser acknowledges that no action has been or will be taken by the Company that would permit a public offering of the Securities, or possession or distribution of any of the Time of Sale Memorandum, the Final Memorandum, any Additional Written Offering Communication or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required.
(i)
ANNEX D
Permitted General Solicitation

1.	Press release issued on April 24, 2019, substantially in the form of Annex E hereto.

2.	Press release issued on May 2, 2019, substantially in the form of Annex F hereto
(ii)
ANNEX E
Launch Press Release
TEEKAY CORPORATION ANNOUNCES PROPOSED $300 MILLION PRIVATE OFFERING OF SENIOR SECURED NOTES; AND ELIMINATES DIVIDEND

April 24, 2019

HAMILTON, Bermuda, April 24, 2019 (GLOBE NEWSWIRE) — Teekay Corporation (Teekay or the Company) (NYSE:TK) announced today that, subject to market conditions, it intends to offer $300 million in aggregate principal amount of senior secured notes due 2024 (the Notes) in a private placement to eligible purchasers under Rule 144A and Regulation S of the U.S. Securities Act of 1933, as amended (the Securities Act). It is expected that the Notes will be guaranteed on a senior secured basis by certain of Teekay’s subsidiaries and initially be secured by first-priority liens on two of Teekay’s floating production, storage and offloading (FPSO) units, a pledge of the equity interests of the Teekay subsidiary that owns all of Teekay’s common units of Teekay LNG Partners L.P. and Teekay Offshore Partners L.P. and all of Teekay’s Class A common shares of Teekay Tankers Ltd., and a pledge of the equity interests in the Teekay subsidiaries that own two of its FPSO units.

Teekay expects to use the net proceeds from the Notes offering to partially fund the tender offer, also announced today, to purchase any and all of its outstanding 8.5% Senior Notes due 2020 (the 2020 Notes) and any fees and expenses thereof. The remainder of the tender offer is expected to be funded with a portion of Teekay’s available existing cash and borrowings under its equity margin loan facility. The proposed Notes offering is conditioned upon the receipt of consents of at least a majority of the aggregate principal amount of the outstanding 2020 Notes and the effectiveness of certain proposed amendments (the Proposed Amendments) to the indenture governing the 2020 Notes (which will eliminate substantially all of the restrictive covenants and certain events of default and related provisions).

The Notes to be offered will not be registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act and applicable state securities laws. The Notes are being offered and sold only to persons reasonably believed to be qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act and to certain non-U.S. persons outside the United States in compliance with Regulation S under the Securities Act.

This news release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Dividend Update
In connection with this Notes offering and the tender offer for the 2020 Notes, Teekay’s Board of Directors has approved the elimination of the quarterly dividend on Teekay’s common stock commencing with the quarter ended March 31, 2019, which is in-line with the Company’s strategy to further strengthen its balance sheet.

About Teekay
Teekay is a leading provider of international crude oil and gas marine transportation services and offshore production and logistics. Teekay provides these services primarily through its directly-owned fleet and its controlling ownership interests in Teekay LNG Partners L.P. (NYSE:TGP), the world’s third largest independent owner and operator of LNG carriers, and Teekay Tankers Ltd. (NYSE:TNK), one of the world’s largest owners and operators of mid-sized crude tankers, and its non-controlling interests in Teekay Offshore Partners L.P. (NYSE:TOO), the world’s largest provider of shuttle tankers and fourth largest independent provider of leased FPSO solutions. The combined Teekay entities manage and operate total assets under management of approximately $16 billion, comprised of 205 liquefied gas, offshore, and conventional tanker assets. With offices in 14 countries and approximately 8,000 seagoing and shore-based employees, Teekay provides a comprehensive set of marine services to the world’s leading oil and gas companies.

Teekay’s common stock trades on the New York Stock Exchange under the symbol “TK”.

For Investor Relations
enquiries contact:
Ryan Hamilton
Tel: +1 (604) 609-2963
Website: www.teekay.com
(iii)
ANNEX F
Pricing Press Release
TEEKAY CORPORATION ANNOUNCES PRICING OF $250 MILLION PRIVATE OFFERING OF SENIOR SECURED NOTES
HAMILTON, Bermuda, May 2, 2019 — Teekay Corporation (Teekay or the Company) (NYSE:TK) announced today the pricing at par of $250 million in aggregate principal amount of 9.25% senior secured notes due November 2022 (the Notes). The Company decided to reduce the offering amount from $300 million as a result of its previously announced agreement to sell the Company’s remaining interests in Teekay Offshore Partners L.P. (Teekay Offshore) (NYSE: TOO) to Brookfield Business Partners L.P. (NYSE: BBU)(TSX: BBU.UN), together with its institutional partners (collectively Brookfield), for $100 million in cash. The Notes are being offered to eligible purchasers under Rule 144A and Regulation S of the U.S. Securities Act of 1933, as amended (the Securities Act). The Notes will initially be guaranteed on a senior secured basis by certain of Teekay’s subsidiaries and will initially be secured by first-priority liens on two of Teekay’s floating production, storage and offloading (FPSO) units, a pledge of the equity interests of the Teekay subsidiary that owns all of Teekay’s common units of Teekay LNG Partners L.P. and all of Teekay’s Class A common shares of Teekay Tankers Ltd. and a pledge of the equity interests in the Teekay subsidiaries that own its three FPSO units. The offering of the Notes (the Offering) is expected to close on May 13, 2019, subject to customary closing conditions.
Teekay expects to use the net proceeds from the Offering to partially fund its previously announced tender offer to purchase any and all of its outstanding 8.5% Senior Notes due 2020 (the 2020 Notes) and any fees and expenses thereof. The remainder of the tender offer is expected to be funded with the $100 million of proceeds from the sale to Brookfield of Teekay’s remaining interests in Teekay Offshore, up to $160 million of existing cash and, if necessary, borrowings under Teekay’s equity margin loan facility. The Offering is conditioned upon the receipt of consents of at least a majority of the aggregate principal amount of the outstanding 2020 Notes and the effectiveness of certain proposed amendments to the indenture governing the 2020 Notes (which will eliminate substantially all of the restrictive covenants and certain events of default and related provisions).
The Company intends to provide additional information about the Offering, the sale to Brookfield of its interests in Teekay Offshore and the expected impact of these transactions on the Company’s plans during its first quarter of 2019 earnings conference call scheduled for May 23, 2019.
The Notes will not be registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act and applicable state securities laws. The Notes were offered and will be sold only to persons reasonably believed to be qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act and to certain non-U.S. persons outside the United States in compliance with Regulation S under the Securities Act.
This news release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
About Teekay

Teekay is a leading provider of international crude oil and gas marine transportation services and also provides offshore production and logistics. Teekay provides these services primarily through its directly-owned fleet and its controlling ownership interests in Teekay LNG Partners L.P. (NYSE:TGP), the world’s third largest independent owner and operator of LNG carriers, and Teekay Tankers Ltd. (NYSE:TNK), one of the world’s largest owners and operators of mid-sized crude tankers,. The consolidated Teekay entities manage and operate total assets under management of approximately $11 billion, comprised of approximately 155 liquefied gas, offshore, and conventional tanker assets. With offices in 12 countries and approximately 5,600 seagoing and shore-based employees, Teekay provides a comprehensive set of marine services to the world’s leading oil and gas companies.
Teekay’s common stock trades on the New York Stock Exchange under the symbol “TK”.
For Investor Relations
enquiries contact:
Ryan Hamilton
Tel: +1 (604) 609-2963
Website: www.teekay.com